FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE QUARTER ENDED MARCH 31, 2022, AND QUARTERLY DIVIDEND

FRESNO, CALIFORNIA…April 20, 2022…The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $6,086,000, and fully diluted earnings per common share of $0.51 for the three months ended March 31, 2022, compared to $7,479,000 and $0.60 per fully diluted common share for the three months ended March 31, 2021.
FIRST QUARTER FINANCIAL HIGHLIGHTS
•Net income for the first quarter of 2022 decreased to $6,086,000 or $0.51 per diluted common share, compared to $6,838,000 and $0.57, respectively, in the fourth quarter of 2021.
•Net loans decreased $27.3 million or 2.65%, and total assets decreased $27.1 million or 1.11% at March 31, 2022 compared to December 31, 2021. The net loan decrease consisted of a decrease of $15.0 million in SBA Paycheck Protection Program (PPP) loans, as well as a decrease of $12.3 million in non-PPP loans.
•Total deposits increased 1.86% to $2.16 billion at March 31, 2022 compared to December 31, 2021.
•Total cost of deposits remained at low levels at 0.05% and 0.06% for the quarters ended March 31, 2022 and 2021, respectively.
•Average non-interest bearing demand deposit accounts as a percentage of total average deposits was 43.77% and 46.39% for the quarters ended March 31, 2022 and 2021, respectively.
•Non-performing assets were $292,000, net loan recoveries were $264,000, and loans delinquent more than 30 days were $16,000 for the quarter ended March 31, 2022.
•The Company did not record a reversal of or a provision for credit losses during the quarter ended March 31, 2022.
•Capital positions remain strong at March 31, 2022 with a 7.87% Tier 1 Leverage Ratio; a 12.06% Common Equity Tier 1 Ratio; a 12.38% Tier 1 Risk-Based Capital Ratio; and a 15.27% Total Risk-Based Capital Ratio.
•The Company declared a $0.12 per common share cash dividend, payable on May 20, 2022 to shareholders of record as of May 6, 2022.
•During the quarter ended March 31, 2022, the Company repurchased and retired a total of 195,873 shares of common stock at an average price paid per share of $22.87.
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“The Company’s financial results reflect the impact of the interest rate increases during the quarter. An increasing rate environment positively influences our overall financial performance,” said James J. Kim, President & CEO. “We thank our team for their continued success in the marketplace – both in relation to new relationships and a strong pipeline of prospects going forward. Additionally, our Company continues to attract great bankers as evidenced by our recently announced addition to our executive management team, Jeff Martin, Executive Vice President, Market Executive. We’re excited that he will be leading our Northern region and helping us attract additional great bankers and clients,” concluded Kim.
Net income for the three months ended March 31, 2022 decreased 18.63%, compared to the three months ended March 31, 2021, driven by no reversal of provision for credit losses, a decrease in loan placement fees, an increase in non-interest expense, partially offset by an increase in net interest income, an increase in interchange fees, an increase in net realized gains on sales and calls of investment securities, an increase in service charge income, and a decrease in the provision for income taxes. During the three months ended March 31, 2022, the Company recorded no provision for credit losses, compared to a $1,800,000 reversal of provision during the three months ended March 31, 2021. Net interest income before the reversal of provision for credit losses for the three months ended March 31, 2022 was $17,597,000, compared to $17,555,000 for the three months ended March 31, 2021, an increase of $42,000 or 0.24%. The impact to interest income from the accretion of the loan marks on acquired loans was $222,000 and $173,000 for the three months ended March 31, 2022 and 2021, respectively. In addition, net interest income before the reversal of provision for credit losses for the three months ended March 31, 2022 was impacted by approximately $286,000 in loan prepayment penalties, as compared to $430,000 for the three months ended March 31, 2021. Excluding the loan mark accretion and prepayment penalties, net interest income for the three months ended March 31, 2022 increased by $137,000 compared to the three months ended March 31, 2021.
During the three months ended March 31, 2022, the Company’s shareholders’ equity decreased $56,185,000, or 22.67%, compared to December 31, 2021. The decrease in shareholders’ equity was driven by the decrease in unrealized gains on available-for-sale (AFS) securities, and share repurchases, offset by the retention of earnings, net of dividends paid.
Return on average equity (ROE) for the three months ended March 31, 2022 was 10.51%, compared to 12.17% for the three months ended March 31, 2021. The decrease in ROE reflects the decrease in net income, notwithstanding the decrease in average shareholders’ equity compared to the prior year. The Company declared and paid $0.12 and $0.11 per share in cash dividends to holders of common stock during the years ended March 31, 2022 and 2021, respectively. Return on average assets (ROA) was 0.99% for the three months ended March 31, 2022 and 1.42% for the three months ended March 31, 2021. This decrease was due to the decrease in net income. During the three months ended March 31, 2022, the Company’s total assets decreased 1.11%, and total liabilities increased 1.32%, compared to December 31, 2021.
Non-performing assets decreased by $654,000, or 69.13%, to $292,000 at March 31, 2022, compared to $946,000 at December 31, 2021. During the three months ended March 31, 2022, the Company recorded
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$264,000 in net loan recoveries, compared to $941,000 for the three months ended March 31, 2021. The net charge-off (recovery) ratio, which reflects annualized net charge-offs (recoveries) to average loans, was (0.10)% for the three months ended March 31, 2022, compared to (0.35)% for the same period in 2021. Total non-performing assets were 0.01% and 0.04% of total assets as of March 31, 2022 and December 31, 2021, respectively.
The Company’s net interest margin (fully tax equivalent basis) was 3.19% for the three months ended March 31, 2022, compared to 3.76% for the three months ended March 31, 2021. The decrease in net interest margin in the period-to-period comparison resulted from the decrease in the yield on the Company’s loan portfolio, the decrease in the effective yield on average investment securities, and the increase on the cost of interest bearing liabilities, offset by the increase in the effective yield on interest earning deposits in other banks and Federal Funds sold.
For the three months ended March 31, 2022, the effective yield on average total earning assets decreased 53 basis points to 3.29% compared to 3.82% for the three months ended March 31, 2021, while the cost of average total interest-bearing liabilities increased to 0.19% for the three months ended March 31, 2022 as compared to 0.12% for the three months ended March 31, 2021. Over the same periods, the cost of average total deposits decreased to 0.05% for the three months ended March 31, 2022 compared to 0.06% for the same period in 2021.
For the three months ended March 31, 2022, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, totaled $1,267,880,000, an increase of $411,248,000, or 48.01%, compared to the three months ended March 31, 2021. The effective yield on average investment securities, including interest-earning deposits in other banks and Federal funds sold, decreased to 2.02% for the three months ended March 31, 2022, compared to 2.07% for the three months ended March 31, 2021.
Total average loans (including nonaccrual), which generally yield higher rates than investment securities, decreased $63,163,000 to $1,017,689,000 for the three months ended March 31, 2022 from $1,080,852,000 for the three months ended March 31, 2021. The effective yield on average loans decreased to 4.85% for the three months ended March 31, 2022, compared to 5.18% for the three months ended March 31, 2021. Total average PPP loans, which have a 1.00% interest rate in addition to loan fees, were $11,329,000 for the three months ended March 31, 2022 as compared to $178,956,000 at March 31, 2021. Excluding PPP loans from total average loans, the effective yield on average loans for the three months ended March 31, 2022 and 2021 was 4.87% and 5.11%, respectively.
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The following table shows the Company’s outstanding loan portfolio as of March 31, 2022 and December 31, 2021.

Loan Type (dollars in thousands)	March 31, 2022	% of Total Loans	December 31, 2021	% of Total Loans
Commercial:
Commercial and industrial	$116,927	11.6%	$136,847	13.2%
Agricultural production	32,045	3.2%	40,860	3.9%
Total commercial	148,972	14.8%	177,707	17.1%
Real estate:
Owner occupied	204,272	20.2%	212,234	20.4%
Real estate construction and other land loans	73,358	7.2%	61,586	5.9%
Commercial real estate	375,017	37.2%	369,529	35.6%
Agricultural real estate	94,462	9.3%	98,481	9.5%
Other real estate	25,351	2.5%	26,084	2.5%
Total real estate	772,460	76.4%	767,914	73.9%
Consumer:
Equity loans and lines of credit	54,706	5.4%	55,620	5.4%
Consumer and installment	34,825	3.4%	36,999	3.6%
Total consumer	89,531	8.8%	92,619	9.0%
Net deferred origination fees	1,079		871
Total gross loans	1,012,042	100.0%	1,039,111	100.0%
Allowance for credit losses	(9,864)		(9,600)
Total loans	$1,002,178		$1,029,511
The following table shows the Company’s loan portfolio allocated by management’s internal risk ratings:

Loan Risk Rating (In thousands)	March 31, 2022	December 31, 2021	March 31, 2021
Pass	$960,323	$988,855	$1,019,829
Special mention	39,901	40,845	39,406
Substandard	10,739	8,540	34,276
Doubtful	—	—	—
Total	$1,010,963	$1,038,240	$1,093,511
Based on the Company’s capital levels, conservative underwriting policies, low loan-to-deposit ratio, loan concentration diversification, and suburban geographical marketplace, management expects to be able to manage the economic risks and uncertainties associated with the COVID-19 pandemic and remain adequately capitalized.
At March 31, 2022, the allowance for credit losses was $9,864,000, compared to $9,600,000 at December 31, 2021, a net increase of $264,000 reflecting the net recoveries during the period. The Company is not required to implement the provisions of the CECL accounting standard until January 1, 2023, and is continuing to account for the allowance for credit losses under the incurred loss model. The allowance for credit losses as a percentage of total loans was 0.97% and 0.92% as of March 31, 2022 and December 31, 2021, respectively. Total loans include loans acquired in the acquisitions of Folsom Lake Bank on October 1, 2017,
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Sierra Vista Bank on October 1, 2016 and Visalia Community Bank on July 1, 2013 that, at their respective acquisition dates, were recorded at fair value and did not have a related allowance for credit losses. The recorded value of acquired loans totaled $85,346,000 at March 31, 2022 and $93,201,000 at December 31, 2021. Excluding these acquired loans from the calculation, the allowance for credit losses to total gross loans was 1.06% and 1.01% as of March 31, 2022 and December 31, 2021, respectively, and general reserves associated with non-impaired loans to total non-impaired loans was 1.01% and 0.98%, respectively. As of March 31, 2022, gross loans included $3,554,000 related to PPP loans, which are fully guaranteed by the SBA as compared to $18,553,000.00 at December 31, 2021. Excluding PPP loans and the acquired loans from the calculation, the allowance for credit losses to total gross loans was 1.07% and 1.04% as of March 31, 2022 and December 31, 2021, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred credit losses within the loan portfolio at March 31, 2022.
Total average assets for the three months ended March 31, 2022 was $2,460,025,000 compared to $2,104,077,000 for the three months ended March 31, 2021, an increase of $355,948,000 or 16.92%. During the quarters ended March 31, 2022 and 2021, the loan-to-deposit ratio was 46.80% and 56.72%, respectively. Total average deposits increased $327,974,000 or 18.00% to $2,149,801,000 for the three months ended March 31, 2022, compared to $1,821,827,000 for the three months ended March 31, 2021. Average interest-bearing deposits increased $232,076,000, or 23.76%, and average non-interest bearing demand deposits increased $95,898,000, or 11.35%, for the three months ended March 31, 2022, compared to the three months ended March 31, 2021. The Company’s ratio of average non-interest bearing deposits to total deposits was 43.77% for the three months ended March 31, 2022, compared to 46.39% for the three months ended March 31, 2021.
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The composition of the deposits at March 31, 2022 and December 31, 2021 is summarized in the table below.

(Dollars in thousands)	March 31, 2022	% of Total Deposits	December 31, 2021	% of Total Deposits
NOW accounts	$382,907	17.7%	$360,462	17.0%
MMA accounts	558,308	25.8%	511,448	24.1%
Time deposits	84,702	3.9%	90,030	4.2%
Savings deposits	210,376	9.8%	197,273	9.3%
Total interest-bearing	1,236,293	57.2%	1,159,213	54.6%
Non-interest bearing	926,067	42.8%	963,584	45.4%
Total deposits	$2,162,360	100.0%	$2,122,797	100.0%

Non-Interest Income
The following table presents the key components of non-interest income for the current and trailing quarterly periods indicated:

	Three months ended
(Dollars in thousands)	March 31, 2022	December 31, 2021	$ Change	% Change
Service charges	$539	$515	$24	4.7%
Appreciation in cash surrender value of bank owned life insurance	242	244	(2)	(0.8)%
Interchange fees	442	471	(29)	(6.2)%
Loan placement fees	299	340	(41)	(12.1)%
Net realized gains on sales and calls of investment securities	206	463	(257)	(55.5)%
Federal Home Loan Bank dividends	85	84	1	1.2%
Other Income	21	664	(643)	(96.8)%
Total non-interest income	$1,834	$2,781	$(947)	(34.1)%

Other income for the three months ended December 31, 2021 included $228,000 of income distributions related to various SBIC fund investments. In addition, the equity investment FMV loss adjustment was $345,000 higher during the quarter ended March 31, 2022 compared to the trailing quarter ended December 31, 2021.
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The following table presents the key components of non-interest income for the periods indicated:

	Three months ended
(Dollars in thousands)	March 31, 2022	March 31, 2021	$ Change	% Change
Service charges	$539	$432	$107	24.8%
Appreciation in cash surrender value of bank owned life insurance	242	173	69	39.9%
Interchange fees	442	370	72	19.5%
Loan placement fees	299	657	(358)	(54.5)%
Net realized gains on sales and calls of investment securities	206	—	206	—%
Federal Home Loan Bank dividends	85	70	15	21.4%
Other Income	21	297	(276)	(92.9)%
Total non-interest income	$1,834	$1,999	$(165)	(8.3)%

Non-interest Expense
The following table presents the key components of non-interest expense for the current and trailing quarterly periods indicated:

	Three months ended
(Dollars in thousands)	March 31, 2022	December 31, 2021	$ Change	% Change
Salaries and employee benefits	$6,944	$7,712	$(768)	(10.0)%
Occupancy and equipment	1,162	1,344	(182)	(13.5)%
Information Technology	758	807	(49)	(6.1)%
Regulatory assessments	222	279	(57)	(20.4)%
Data processing expense	541	553	(12)	(2.2)%
Professional services	374	327	47	14.4%
ATM/Debit card expenses	195	203	(8)	(3.9)%
Internet banking expense	21	58	(37)	(63.8)%
Advertising	140	141	(1)	(0.7)%
Directors’ expenses	45	116	(71)	(61.2)%
Amortization of core deposit intangibles	140	140	—	—%
Loan related expenses	71	141	(70)	(49.6)%
Personnel other	103	139	(36)	(25.9)%
Other expense	729	802	(73)	(9.1)%
Total non-interest expenses	$11,445	$12,762	$(1,317)	(10.3)%

The decrease in total salaries and employee benefits was the result of a decrease of $402,000 in officers’ expenses related to the change in the discount rate used to calculate the liability for salary continuation, deferred compensation, and split dollar plans; as well as a decrease of approximately $388,000 in salaries and benefits, offset by an increase in loan origination of $23,000.
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The following table presents the key components of non-interest expense for the periods indicated:

	Three months ended
(Dollars in thousands)	March 31, 2022	March 31, 2021	$ Change	% Change
Salaries and employee benefits	$6,944	$6,938	$6	0.1%
Occupancy and equipment	1,162	1,113	49	4.4%
Information Technology	758	559	199	35.6%
Regulatory assessments	222	161	61	37.9%
Data processing expense	541	617	(76)	(12.3)%
Professional services	374	356	18	5.1%
ATM/Debit card expenses	195	225	(30)	(13.3)%
Internet banking expense	21	124	(103)	(83.1)%
Advertising	140	129	11	8.5%
Directors’ expenses	45	41	4	9.8%
Amortization of core deposit intangibles	140	174	(34)	(19.5)%
Loan related expenses	71	65	6	9.2%
Personnel other	103	173	(70)	(40.5)%
Other expense	729	713	16	2.2%
Total non-interest expenses	$11,445	$11,388	$57	0.5%

The Company recorded an income tax provision of $1,900,000 for the three months ended March 31, 2022, compared to $2,487,000 for the three months ended March 31, 2021. The effective tax rate for the three months ended March 31, 2022 was 23.79% compared to 24.95% for the three months ended March 31, 2021. The effective tax rate was affected by the increase in tax-exempt interest, as well as an increase in income from the appreciation in cash surrender value of bank owned life insurance.
Capital Management
On April 20, 2022, the Board of Directors of the Company declared a regular quarterly cash dividend of $0.12 per share on the Company’s common stock. The dividend is payable on May 20, 2022 to shareholders of record as of May 6, 2022. The Company continues to be well capitalized and expects to maintain adequate capital levels.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank (CVCB), headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. CVCB operates full-service Banking Centers throughout California’s San Joaquin Valley and Greater Sacramento region, in addition to CVCB maintaining Commercial, Real Estate, and Agribusiness Lending, as well as Private Business Banking and Cash Management Departments.
Members of Central Valley Community Bancorp’s and CVCB’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Vice Chairman), F. T. “Tommy” Elliott, IV, Robert J. Flautt, Gary D. Gall, James J. Kim, Andriana D. Majarian, Steven D. McDonald, Louis C. McMurray, Karen A. Musson, Dorothea D. Silva and William S. Smittcamp. Sidney B. Cox is Director Emeritus.
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More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter, Facebook and LinkedIn.
###
Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates; (3) a decline in economic conditions in the Central Valley and the Greater Sacramento Region; (4) the Company’s ability to continue its internal growth at historical rates; (5) the Company’s ability to maintain its net interest margin; (6) the decline in quality of the Company’s earning assets; (7) a decline in credit quality; (8) changes in the regulatory environment; (9) fluctuations in the real estate market; (10) changes in business conditions and inflation; (11) changes in securities markets (12) risks associated with acquisitions, relating to difficulty in integrating combined operations and related negative impact on earnings, and incurrence of substantial expenses; (13) political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, drought, pandemic diseases or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; (14) the uncertainties related to the Covid-19 pandemic including, but not limited to, the potential adverse effect of the pandemic on the economy, our employees and customers, and our financial performance; (15) the impact of the federal CARES Act and the significant additional lending activities undertaken by the Company in connection with the Small Business Administration’s Paycheck Protection Program enacted thereunder, including risks to the Company with respect to the uncertain application by the Small Business Administration of new borrower and loan eligibility, forgiveness and audit criteria; and (16) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.
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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,	March 31,
(In thousands, except share amounts)	2022	2021	2021

ASSETS
Cash and due from banks	$32,263	$29,412	$31,083
Interest-earning deposits in other banks	56,574	134,055	183,758
Total cash and cash equivalents	88,837	163,467	214,841
Available-for-sale investment securities	1,161,756	1,109,208	768,719
Equity securities	7,071	7,416	7,500
Loans, less allowance for credit losses of $9,864, $9,600, and $12,056 at March 31, 2022, December 31, 2021, and March 31, 2021, respectively	1,002,178	1,029,511	1,078,284
Bank premises and equipment, net	8,178	8,380	8,349
Bank owned life insurance	39,795	39,553	28,886
Federal Home Loan Bank stock	5,595	5,595	5,595
Goodwill	53,777	53,777	53,777
Core deposit intangibles	382	522	1,009
Accrued interest receivable and other assets	55,461	32,710	33,563
Total assets	$2,423,030	$2,450,139	$2,200,523

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$926,067	$963,584	$885,654
Interest bearing	1,236,293	1,159,213	1,036,749
Total deposits	2,162,360	2,122,797	1,922,403
Subordinated debentures	39,490	39,454	5,155
Accrued interest payable and other liabilities	29,520	40,043	31,120
Total liabilities	2,231,370	2,202,294	1,958,678
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 11,752,623, 11,916,651, and 12,524,609, at March 31, 2022, December 31, 2021, and March 31, 2021, respectively	62,893	66,820	79,732
Retained earnings	178,054	173,393	156,851
Accumulated other comprehensive (loss) income, net of tax	(49,287)	7,632	5,262
Total shareholders’ equity	191,660	247,845	241,845
Total liabilities and shareholders’ equity	$2,423,030	$2,450,139	$2,200,523
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CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	For the Three Months Ended,
	March 31,	December 31,	March 31,
(In thousands, except share and per-share amounts)	2022	2021	2021
INTEREST INCOME:
Interest and fees on loans	$12,161	$13,548	$13,765
Interest on deposits in other banks	57	40	32
Interest and dividends on investment securities:
Taxable	4,524	4,106	2,733
Exempt from Federal income taxes	1,440	1,463	1,317
Total interest income	18,182	19,157	17,847
INTEREST EXPENSE:
Interest on deposits	252	253	268
Interest on subordinated debentures	333	196	24
Total interest expense	585	449	292
Net interest income before provision for credit losses	17,597	18,708	17,555
(REVERSAL OF) PROVISION FOR CREDIT LOSSES	—	(500)	(1,800)
Net interest income after provision for credit losses	17,597	19,208	19,355
NON-INTEREST INCOME:
Service charges	539	515	432
Net realized gains on sales and calls of investment securities	206	463	—
Other income	1,089	1,803	1,567
Total non-interest income	1,834	2,781	1,999
NON-INTEREST EXPENSES:
Salaries and employee benefits	6,944	7,712	6,938
Occupancy and equipment	1,162	1,344	1,113
Other expense	3,339	3,706	3,337
Total non-interest expenses	11,445	12,762	11,388
Income before provision for income taxes	7,986	9,227	9,966
PROVISION FOR INCOME TAXES	1,900	2,389	2,487
Net income	$6,086	$6,838	$7,479
Net income per common share:
Basic earnings per common share	$0.51	$0.57	$0.60
Weighted average common shares used in basic computation	11,829,245	11,956,045	12,495,606
Diluted earnings per common share	$0.51	$0.57	$0.60
Weighted average common shares used in diluted computation	11,872,025	11,994,590	12,547,137
Cash dividends per common share	$0.12	$0.12	$0.11
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CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
For the three months ended	2022	2021	2021	2021	2021
(In thousands, except share and per share amounts)
Net interest income	$17,597	$18,708	$18,210	$18,081	$17,555
(Reversal of) provision for credit losses	—	(500)	(500)	(1,500)	(1,800)
Net interest income after provision for credit losses	17,597	19,208	18,710	19,581	19,355
Total non-interest income	1,834	2,781	2,148	2,077	1,999
Total non-interest expense	11,445	12,762	12,062	11,630	11,388
Provision for income taxes	1,900	2,389	2,275	2,465	2,487
Net income	$6,086	$6,838	$6,521	$7,563	$7,479
Basic earnings per common share	$0.51	$0.57	$0.54	$0.61	$0.60
Weighted average common shares used in basic computation	11,829,245	11,956,045	12,007,689	12,498,809	12,495,606
Diluted earnings per common share	$0.51	$0.57	$0.54	$0.60	$0.60
Weighted average common shares used in diluted computation	11,872,025	11,994,590	12,044,896	12,548,044	12,547,137

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
As of and for the three months ended	2022	2021	2021	2021	2021
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	0.97%	0.92%	0.93%	0.98%	1.11%
Non-performing assets to total assets	0.01%	0.04%	0.07%	0.09%	0.17%
Total non-performing assets	$292	$946	$1,597	$2,035	$3,783
Total nonaccrual loans	$292	$946	$1,597	$2,035	$3,783
Total substandard loans	$10,739	$8,540	$23,065	$32,938	$34,276
Total special mention loans	$39,901	$40,845	$26,612	$18,710	$39,406
Net loan charge-offs (recoveries)	$(264)	$(39)	$(122)	$117	$(941)
Net charge-offs (recoveries) to average loans (annualized)	(0.10)%	(0.01)%	(0.05)%	0.04%	(0.35)%
Book value per share	$16.31	$20.80	$20.57	$20.36	$19.31
Tangible book value per share	$11.70	$16.24	$16.03	$15.93	$14.94
Tangible common equity	$137,501	$193,546	$192,109	$196,437	$187,059
Cost of total deposits	0.05%	0.05%	0.05%	0.05%	0.06%
Interest and dividends on investment securities exempt from Federal income taxes	$1,440	$1,463	$1,417	$1,409	$1,317
Net interest margin (calculated on a fully tax equivalent basis) (1)	3.19%	3.39%	3.47%	3.60%	3.76%
Return on average assets (2)	0.99%	1.13%	1.13%	1.36%	1.42%
Return on average equity (2)	10.51%	11.21%	10.41%	12.25%	12.17%
Loan to deposit ratio	46.80%	48.95%	52.65%	54.06%	56.72%
Efficiency ratio	57.66%	58.94%	57.66%	55.58%	56.34%
Tier 1 leverage - Bancorp	7.87%	8.03%	8.24%	8.63%	9.09%
Tier 1 leverage - Bank	8.54%	8.47%	8.18%	8.51%	9.03%
Common equity tier 1 - Bancorp	12.06%	12.48%	12.34%	13.43%	14.38%
Common equity tier 1 - Bank	13.43%	13.52%	12.59%	13.61%	14.68%
Tier 1 risk-based capital - Bancorp	12.38%	12.82%	12.68%	13.80%	14.78%
Tier 1 risk-based capital - Bank	13.43%	13.52%	12.59%	13.61%	14.68%
Total risk-based capital - Bancorp	15.27%	15.80%	13.39%	14.58%	15.76%
Total risk based capital - Bank	14.08%	14.18%	13.29%	14.40%	15.66%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.
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Central Valley Community Bancorp -- page 13

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

	For the Three Months Ended
AVERAGE AMOUNTS	March 31,	December 31,	March 31,
(Dollars in thousands)	2022	2021	2021
Interest-bearing deposits in other banks	$129,877	$104,725	$129,185
Investments	1,138,003	1,081,842	727,447
Loans (1)	1,017,280	1,046,602	1,077,140
Earning assets	2,285,160	2,233,169	1,933,772
Allowance for credit losses	(9,832)	(10,036)	(13,453)
Nonaccrual loans	409	1,139	3,712
Other non-earning assets	184,288	192,318	180,046
Total assets	$2,460,025	$2,416,590	$2,104,077

Interest bearing deposits	$1,208,838	$1,158,542	$976,762
Other borrowings	39,474	23,837	5,155
Total interest-bearing liabilities	1,248,312	1,182,379	981,917
Non-interest bearing demand deposits	940,963	944,816	845,065
Non-interest bearing liabilities	39,044	45,349	31,182
Total liabilities	2,228,319	2,172,544	1,858,164
Total equity	231,706	244,046	245,913
Total liabilities and equity	$2,460,025	$2,416,590	$2,104,077

AVERAGE RATES
Interest-earning deposits in other banks	0.18%	0.15%	0.10%
Investments	2.23%	2.20%	2.42%
Loans (3)	4.85%	5.14%	5.18%
Earning assets	3.29%	3.47%	3.82%
Interest-bearing deposits	0.08%	0.09%	0.11%
Other borrowings	3.37%	3.29%	1.86%
Total interest-bearing liabilities	0.19%	0.15%	0.12%
Net interest margin (calculated on a fully tax equivalent basis) (2)	3.19%	3.39%	3.76%
(1)Average loans do not include nonaccrual loans.
(2)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds of $383, $389, and $350, for the three months ended March 31, 2022, December 31, 2021, and March 31, 2021, respectively.
(3)    Loan yield includes loan fees for the three months ended March 31, 2022, December 31, 2021, and March 31, 2021 of $264, $1,508, and $2,068, respectively.

CONTACT: Investor Contact:
Dave Kinross
Executive Vice President and Chief Financial Officer
Central Valley Community Bancorp
559-323-3420

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322